EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated July 15, 2015, with respect to the statement of condition including the related portfolio of Quality Municipal Income Trust, 20+ Year Series 189 (included in Invesco Unit Trusts, Municipal Series 1233) as of July 15, 2015, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-201969) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP



New York, New York
July 15, 2015